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                                                                    EXHIBIT 10.9





                         FALCON BUILDING PRODUCTS, INC.
                   1994 STOCK OPTION AND RESTRICTED SHARE PLAN
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                         FALCON BUILDING PRODUCTS, INC.
                  1994 STOCK OPTION AND RESTRICTED SHARE PLAN

                               TABLE OF CONTENTS

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                                                                                        PAGE
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ARTICLE 1 - ESTABLISHMENT AND PURPOSE.................................................    1

         1.1      Establishment and Effective Date....................................    1
         1.2      Purpose.............................................................    1

ARTICLE 2  - AWARDS...................................................................    1

         2.1      Form of Awards......................................................    1
         2.2      Maximum Shares Available............................................    2
         2.3      Return of Prior Awards..............................................    2

ARTICLE 3 - ADMINISTRATION............................................................    2

         3.1      Committee...........................................................    2
         3.2      Powers of Committee.................................................    2
         3.3      Delegation..........................................................    3
         3.4      Interpretations.....................................................    3
         3.5      Liability; Indemnification..........................................    3

ARTICLE 4 - ELIGIBILITY...............................................................    3

ARTICLE 5 - STOCK OPTIONS.............................................................    3

         5.1      Grant of Options....................................................    3
         5.2      Grants to Non-Employee Directors....................................    4
         5.3      Option Price........................................................    4
         5.4      Term of Options.....................................................    4
         5.5      Exercise of Options.................................................    4
         5.6      Cancellation of Tandem Stock Appreciation Rights....................    5

ARTICLE 6. - SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS......................    5

         6.1      Ten Percent Stockholder.............................................    5
         6.2      Limitation on Grants................................................    5
         6.3      Limitations on Time of Grant........................................    5

ARTICLE 7 - STOCK APPRECIATION RIGHTS.................................................    5

         7.1      Grants of Stock Appreciation Rights.................................    5
         7.2      Exercise of Tandem Stock Appreciation Rights........................    6
         7.3      Exercise of Nontandem Stock Appreciation Rights.....................    6
         7.4      Settlement of Stock Appreciation Rights.............................    6
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         7.5      Cash Settlement.....................................................    6

ARTICLE 8 - NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS...............    7

ARTICLE 9 - EFFECT OF TERMINATION OF EMPLOYMENT ON OPTIONS  AND STOCK APPRECIATION....    7

         9.1.     Termination of Employment...........................................    7
         9.2.     Disability..........................................................    7
         9.3      Death...............................................................    7

ARTICLE 10 - RESTRICTED SHARES........................................................    8

         10.1     Grant of Restricted Shares..........................................    8
         10.2     Vesting in Restricted Shares........................................    8
         10.3     Restrictions........................................................    8
         10.4     Restricted Stock Certificates.......................................    8
         10.5     Rights of Grantees of Restricted Shares.............................    8
         10.6     Termination of Employment...........................................    9
         10.7     Delivery of Restricted Shares.......................................    9
         10.8     Deferral of Vesting of Restricted Shares............................    9

ARTICLE 11 - CHANGE IN CONTROL........................................................    9

         11.1     Effect of Change in Control.........................................    9
         11.2     Definition of "Change in Control"...................................   10

ARTICLE 12 - ADJUSTMENT UPON CHANGES IN CAPITALIZATION................................   10

ARTICLE 13 - AMENDMENT AND TERMINATION................................................   10

ARTICLE 14 - WRITTEN AGREEMENT........................................................   11

ARTICLE 15 - MISCELLANEOUS PROVISIONS.................................................   11

         15.1     Grantee; Date of Grant..............................................   11
         15.2     Fair Market Value...................................................   11
         15.3     Tax Withholding.....................................................   12
         15.4     Compliance With Section 16(b).......................................   12
         15.5     Successors..........................................................   12
         15.6     General Creditor Status.............................................   12
         15.7     No Right to Employment..............................................   12
         15.8     Notices.............................................................   13
         15.9     Severability........................................................   13
         15.10    Governing Law.......................................................   13
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                                     - i -


                         FALCON BUILDING PRODUCTS, INC.

                  1994 STOCK OPTION AND RESTRICTED SHARE PLAN


                                   ARTICLE 1.

                           ESTABLISHMENT AND PURPOSE

         1.1 Establishment and Effective Date. Falcon Building Products, Inc., a Delaware corporation (the "Corporation"), hereby establishes a stock incentive plan to be known as the "Falcon Building Products, Inc. 1994 Stock Option and Restricted Share Plan" (the "Plan"). The Plan shall become effective on the date on which the initial public offering ("IPO") of the Corporation's Class A Common Stock ("Common Stock") is completed, subject to the approval of the Corporation's stockholders. Upon approval by the Board of Directors of the Corporation (the "Board"), awards may be made as provided herein, subject to subsequent stockholder approval. In the event that such stockholder approval is not obtained, any such awards shall be canceled and all rights of individuals with respect to such awards shall thereupon cease.

         1.2 Purpose. The Corporation desires to attract and retain the best available executive and key management employees, officers and directors for itself and its Subsidiaries and to encourage the highest level of performance by such individuals in order to serve the best interests of the Corporation and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible individuals the opportunity to acquire stock ownership interests in the Corporation, and to thereby provide them with incentives to put forth maximum efforts for the success of the Corporation and its Subsidiaries. The term "Subsidiary" as used herein means each corporation which meets the definition of "subsidiary corporation" contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").


                                   ARTICLE 2.

                                     AWARDS

         2.1 Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) options to purchase shares of Common Stock, which options may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or nonstatutory stock options ("Nonstatutory Stock Options") (unless otherwise indicated, references in the Plan to Options shall include both Incentive Stock Options and Nonstatutory Stock Options); (ii) stock appreciation rights ("Stock Appreciation
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                                     - ii -

Rights"), as described in Article 7, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); and (iii) shares of Common Stock which are restricted as provided in Article 10 ("Restricted Shares").

         2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 1,700,000, subject to adjustment pursuant to Article 12. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Corporation. In the event that any Option or any Stock Appreciation Right under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or if such awards are settled in cash in lieu of Common Stock, or if any Restricted Shares are forfeited, then the shares of Common Stock covered by such Option or Stock Appreciation Right, or such Restricted Shares, may, at the discretion of the Committee, be made available for subsequent awards under the Plan, upon such terms as the Committee may determine; provided, however, that Restricted Shares which are forfeited may not be made available for subsequent award if the Grantees of such Restricted Shares have received dividends with respect to such shares prior to the date of forfeiture.

         2.3 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, at its discretion, to require Grantees (as defined in Section 15.1 below) to return to the Corporation awards previously granted under this Plan. Subject to the provisions of this Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.


                                   ARTICLE 3.

                                 ADMINISTRATION

         3.1 Committee. The Plan shall be administered by a committee (the "Committee") appointed by the Board and consisting of not less than two (2) non-employee directors of the Corporation each of whom is a "disinterested person" as such term is defined in Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934 (the "Act").

         3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and (except as otherwise provided in Article 5 with respect to Options granted to non-employee directors) to determine the purchase price of the Common Stock covered by each such Option, the term of each such Option, the number of shares of Common Stock to be covered by each such Option and any vesting standards applicable to each such Option; (ii) to designate Options (other than Options described in Section 5.2) as Incentive Stock Options or Nonstatutory Stock Options and to
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                                    - iii -

determine which of such Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights to employees and officers and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares to employees and officers and to determine the vesting standards and other restrictions applicable to such shares; and (v) to determine the employees and officers to whom, and the time or times at which, Options, Stock Appreciation Rights and Restricted Shares shall be granted. The Committee shall have no authority, power or discretion to determine the number or timing of Options granted to non-employee directors pursuant to Section 5.2 or to alter the terms and conditions applicable to such Options.

         3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause the Plan to fail to comply with the "disinterested administration" rules under Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

         3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Corporation, all Grantees who have received awards under the Plan and all other interested persons.

         3.5 Liability; Indemnification. No member of the Committee, nor any individual to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Corporation with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Corporation's Certificate of Incorporation and Bylaws, as amended from time to time.


                                   ARTICLE 4.

                                   ELIGIBILITY

         Except as otherwise provided in Section 5.2, awards shall be limited to employees and officers of the Corporation and its present and future Subsidiaries. In determining the individuals to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such
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                                     - iv -

individuals, their present and potential contribution to the success of the Corporation and its Subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.


                                   ARTICLE 5.

                                  STOCK OPTIONS

         5.1 Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Except as otherwise provided in this
Article V with respect to Options granted to non-employee directors pursuant to
Section 5.2, Options shall be granted in such form and upon such terms and conditions as the Committee shall from time to time determine.

         5.2 Grants to Non-Employee Directors. An Option to purchase 2,000 shares of Common Stock shall be awarded to each non-employee director of the Corporation on the later of the date on which the IPO is completed or the date the director is first elected to the Board, and thereafter on the date of the first meeting of the Board held after each annual meeting of the Corporation's stockholders to each individual who is a non-employee director of the Corporation on such date.

         5.3 Option Price. The price at which a share of Common Stock may be purchased pursuant to the exercise of an Option shall be determined by the Committee at the Date of Grant, but shall not be less than one hundred (100) percent of the Fair Market Value (as defined in Section 15.2) of the Common Stock subject to such Option on the Date of Grant (as defined in Section 15.1); provided, however, that the option price for shares which may be purchased upon the exercise of an Option granted pursuant to Section 5.2 shall be the IPO price, if the Option was granted on the date of the IPO or the Fair Market Value if the Option was granted subsequent to the date of the IPO. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option.

         5.4 Term of Options. The term of each Option granted under the Plan (other than an Option granted pursuant to Section 5.2) shall be established by the Committee. Except as otherwise provided in Section 6.1 with respect to ten (10) percent stockholders of the Corporation, the term of each such Option shall not exceed ten (10) years from the Date of Grant. The term of each such Option granted pursuant to Section 5.2 shall be ten (10 ) years from the Date of Grant.

         5.5 Exercise of Options. Unless otherwise provided in an award agreement with a Grantee other than a non-employee director, each Option shall become exercisable to the extent of twenty-five (25) percent of the number of shares originally covered thereby on the first anniversary of the Date of Grant of such Option and to the extent of an additional twenty-
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                                     - v -

five (25) percent on the second, third and fourth anniversaries of the Date of Grant. The Committee may, in its discretion, accelerate the exercisability of any Option (other than an Option granted pursuant to Section 5.2) at any time. Options may be exercised by a Grantee by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full in cash or, if theCommittee, in its sole discretion, permits (with respect to Options other than Options granted to non-employee directors pursuant to Section 5.2), in shares of Common Stock (valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Grantee, shall be delivered to the Grantee. Notwithstanding the foregoing, a Grantee may not exercise an Option prior to the approval of the Plan by the Corporation's stockholders.

         5.6 Cancellation of Tandem Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights, if any, shall be canceled with respect to an equal number of shares of Common Stock.


                                   ARTICLE 6.

               SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

         6.1 Ten Percent Stockholder. Notwithstanding any other provisions of this Plan to the contrary, an individual may not receive an Incentive Stock Option under the Plan if such individual, on the Date of Grant, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Corporation or its Subsidiaries, unless (i) the option price for such Incentive Stock Option is at least one hundred and ten (110) percent of the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the Date of Grant and (ii) such Incentive Stock Option is not exercisable after the date five (5) years from its Date of Grant.

         6.2 Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under this Plan or any other plan of the Corporation or a Subsidiary) shall not exceed one hundred thousand dollars ($100,000).

         6.3 Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by the Corporation's stockholders.
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                                     - vi -


                                   ARTICLE 7.

                            STOCK APPRECIATION RIGHTS

         7.1 Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan (other than an Option granted to a non-employee director pursuant to Section 5.2), either on the Date of Grant of the Option or thereafter at any time prior to the exercise, termination or expirationof the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. On the Date of Grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.3 below. The base price of a Nontandem Stock Appreciation Right shall be not less than one hundred (100) percent of the Fair Market Value of a share of Common Stock on the Date of Grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

         7.2 Exercise of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of a Tandem Stock Appreciation Right, the related Option shall be canceled with respect to an equal number of shares of Common Stock. A Tandem Stock Appreciation Right shall entitle the Grantee to surrender to the Corporation unexercised the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the Option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

         7.3 Exercise of Nontandem Stock Appreciation Rights. A Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine prior to the Date of Grant. The exercise of a Nontandem Stock Appreciation Right shall entitle the Grantee to receive from the Corporation that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

         7.4 Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Corporation shall (i) issue, in the name of the Grantee, stock certificates representing the total number of full shares of Common Stock to which the Grantee is entitled pursuant to Section 7.2 or 7.3 hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Corporation to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.5, deliver to the Grantee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

         7.5 Cash Settlement. The Committee, in its discretion, may cause the Corporation to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.


                                   ARTICLE 8.

                          NONTRANSFERABILITY OF OPTIONS
                          AND STOCK APPRECIATION RIGHTS

         No Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will, the applicable laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and no Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Right may be exercised only by the Grantee during his or her lifetime and, following the Grantee's death, may be exercised only as provided in Section 9.3.


                                   ARTICLE 9.

                       EFFECT OF TERMINATION OF EMPLOYMENT
                    ON OPTIONS AND STOCK APPRECIATION RIGHTS

         9.1. Termination of Employment. In the event that the employment of a Grantee to whom an Option or Stock Appreciation Right has been granted under the Plan shall be terminated, or the term of a non-employee director of the Corporation or one of its Subsidiaries who has been granted an Option pursuant to Section 5.2 shall cease (for reasons other than death or disability), such Option or Stock Appreciation Right may be exercised (to the extent that the Grantee was entitled to do so at the time he or she terminated employment or ceased serving as a non-employee director) at any time within three (3) months after such Grantee terminated employment or ceased serving as a non-employee director, but in no event later than the date on which the right to exercise the Option or Stock Appreciation Right terminates.

         9.2. Disability. In the event that the employment of a Grantee to whom an Option or Stock Appreciation Right has been granted under the Plan shall be terminated, or the term of a non-employee director of the Corporation or one of its Subsidiaries who has been granted an Option pursuant to Section 5.2 shall cease, as a result of becoming disabled (within the meaning of Section 22(e)(3) of the Code), such Option or Stock Appreciation Right may be exercised (to the extent that the Grantee was entitled to do so on the date he or she terminated employment or ceased serving as a non-employee director) at any time during the first twelve (12) months after such Grantee terminated employment or ceased serving as a non-employee director, but in no event later than the date on which the right to exercise the Option or Stock Appreciation Right terminates.

         9.3 Death. If a Grantee to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by or serving as a non-employee director of the Corporation or one of its Subsidiaries or within three (3) months after the termination of such employment or cessation of such director's term, such Option or Stock Appreciation Right may be exercised to the extent that the Grantee was entitled to do so at the time of his or her death, by the Grantee's estate or by the person who acquires the right to exercise such Option or Stock Appreciation Right on his or her death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the Grantee's death, but in no event later than the date on which the right to exercise such Option or Stock Appreciation Right terminates.


                                   ARTICLE 10.

                                RESTRICTED SHARES

         10.1 Grant of Restricted Shares. The Committee may from time to time cause the Corporation to issue Restricted Shares under the Plan, subject to such restrictions, conditions and other terms as the Committee may determine in addition to those set forth herein.

         10.2     Vesting in Restricted Shares. Unless a different vesting
schedule is set forth in the Grantee's award agreement and except as otherwise provided in Section 10.8, a Grantee shall become vested in 25% of the Restricted Shares which have been awarded to him or her on the first anniversary of the Date of Grant of such Restricted Shares and shall become vested in an additional 25% of such Restricted Shares on the second, third and fourth anniversaries of such Date of Grant. The Committee may, in its discretion, accelerate the vesting of any Restricted Shares granted hereunder.

         10.3 Restrictions. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Shares vest in accordance with Section 10.2.

         10.4 Restricted Stock Certificates. The Corporation shall issue, in the name of each Grantee, stock certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Date of Grant. The Secretary of the Corporation shall hold such certificates, properly endorsed for transfer, for the Grantee's benefit until such time as the Restricted Shares are forfeited to the Corporation pursuant to
Section 10.4 or until the Restricted Shares vest. In lieu of the foregoing, Restricted Shares awarded to a Grantee may be held under the Grantee's name in a book entry account maintained by or on behalf of the Corporation.

         10.5 Rights of Grantees of Restricted Shares. Grantees of Restricted Shares shall have the right to vote such shares and the right to receive any dividends with respect to such shares; provided, however, that the Committee, in its discretion, may direct the Corporation to accumulate dividends payable on Restricted Shares awarded to a Grantee and to pay such dividends to such Grantee when and if the Restricted Shares are delivered to the Grantee pursuant to Section 10.7. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any stock split-up, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Article 10.

         10.6 Termination of Employment. Any Restricted Shares granted to a Grantee pursuant to the Plan shall be forfeited if the Grantee terminates employment with the Corporation or its Subsidiaries for reasons other than death or disability prior to becoming vested in such Restricted Shares pursuant to
Section 10.2. Upon such forfeiture, the Secretary of the Corporation shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Corporation. Upon the death of a Grantee prior to his termination of employment, or upon a Grantee's termination of employment as a result of disability, all Restricted Shares previously awarded to such Grantee which have not previously vested shall immediately become fully vested and such Restricted Shares shall be delivered to the Grantee or to the person or persons to whom the right to such Restricted Shares passes by will or by the laws of descent and distribution in accordance with Section 10.7 hereof.

         10.7     Delivery of Restricted Shares. Subject to the provisions of
Section 10.8, at such time as the Grantee shall become vested in his Restricted Shares, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

         10.8 Deferral of Vesting of Restricted Shares. The Committee, in its sole discretion, may defer the date on which all or a portion of the Restricted Shares awarded to a Grantee shall vest to the last day of the taxable year of the Grantee in which he or she would otherwise vest pursuant to Section 10.2, or to the last day of a subsequent taxable year; provided, however, that the Committee may defer vesting to a subsequent taxable year only if and to the extent that the total remuneration paid to the Grantee for the taxable year in which the Restricted Shares would otherwise vest exceeds the amount which the Corporation may deduct under Section 162(m) of the Code.


                                   ARTICLE 11.

                                CHANGE IN CONTROL

         11.1 Effect of Change in Control. Upon a Change in Control, as defined in Section 11.2 below, the following shall occur:

         (a) all Options and Stock Appreciation Rights which have been granted under the Plan and which the Grantees shall not then have been entitled to exercise shall be immediately accelerated and the Grantees shall be entitled to exercise such Options and Stock Appreciation Rights; and

         (b) all Restricted Shares granted under the Plan in which the Grantees are not then one hundred (100) percent vested shall immediately become one hundred (100) percent vested and shall be delivered to the Grantees free from all restrictions as soon as practicable following such Change in Control.

         11.2 Definition of "Change in Control". A "Change in Control" means that any of the following events has occurred:

         (a) any person, entity or group (other than the Corporation or a Subsidiary) has acquired fifty (50) percent or more of the outstanding Common Stock from the holders thereof;

         (b) there has been a merger or combination of the Corporation with one or more other entities after which fifty (50) percent or more of the voting stock of the surviving corporation is held by persons other than former stockholders of the Corporation; or

         (c) twenty (20) percent or more of the directors elected by stockholders to the Board are persons who were not nominated by management in the most recent proxy statement of the Corporation.

                                   ARTICLE 12.

                    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights or Restricted Shares as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.


                                   ARTICLE 13.

                            AMENDMENT AND TERMINATION

         The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan; (ii) materially increase the benefits accruing to Grantees under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Corporation's stockholders, except that any such increase or modification that may result from adjustments authorized by Article 12 does not require such approval. No amendment requiring stockholder approval under Rule 16b-3 of the Act or Section 422 of the Code shall be valid unless such stockholder approval is secured as provided therein. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Grantee to whom an award shall theretofore have been granted, adversely affect the rights of such Grantee under such award. No provisions of this Plan related to the award of Options to non-employee directors of the Corporation may be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder.


                                   ARTICLE 14.

                                WRITTEN AGREEMENT

         Each award of Options, Stock Appreciation Rights and Restricted Shares shall be evidenced by a written agreement, executed by the Grantee and the Corporation, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.


                                   ARTICLE 15.

                            MISCELLANEOUS PROVISIONS

         15.1 Grantee; Date of Grant. The term "Grantee" shall refer to any employee, officer or non-employee director of the Corporation or its subsidiaries who has been granted an award of Options, Stock appreciations Rights or Restricted Shares pursuant to Sections 5.1, 5.2, 7.1 and 10.1. The term "Date of Grant" shall refer to the date on which any award is made to a Grantee.

         15.2 Fair Market Value. "Fair Market Value" of a share of Common Stock as of any date shall mean the average of the high "bid" and low "asked" prices of the shares during the three (3) most recent days on which the shares were traded, as reported on the principal exchange on which the shares are listed.

         15.3 Tax Withholding. The Corporation shall have the right to require Grantees or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a Grantee in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Committee may, in its discretion, permit a Grantee to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the Grantee or (ii) having the Corporation withhold from shares otherwise deliverable to the Grantee. Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the Grantee at the time of such award.

         15.4 Compliance With Section 16(b). In the case of a Grantee who is or may be subject to Section 16 of the Act, it is the intent of the Corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such person will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to a Grantee who is or may be subject to Section 16 of the Act.

         15.5 Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation shall make appropriate provision for the preservation of Grantees' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         15.6 General Creditor Status. Grantees shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Grantee or beneficiary or legal representative of such Grantee. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

         15.7 No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 14, nor the grant of any award, shall confer upon any individual any right to continue in the employ of the Corporation or a Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Corporation or a Subsidiary to modify the terms of or terminate such individual's employment at any time.

         15.8 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Grantee at the Grantee's address as set forth in the books and records of the Corporation or its Subsidiaries, or (b) to the Corporation or the Committee at the principal office of the Corporation.

         15.9 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         15.10 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.